UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting Materials pursuant to Rule 14a-11(c) or Rule 14a-12

AGFEED INDUSTRIES, INC.
_________________________________________
(Name of Registrant as Specified in Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

Dear Stockholders:

I am very pleased to invite you to attend the 2008 annual meeting of stockholders of AgFeed Industries, Inc., a Nevada corporation, to be held in TheTimesCenter Hall, located at 242 West 41st Street, New York, New York, 10018, on June 3, 2008 at 10:00 a.m. Eastern Daylight Time.

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the annual meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the annual meeting and additional expense to AgFeed. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the annual meeting. If you do decide to attend the annual meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Thank you for your cooperation and your support and interest in AgFeed Industries, Inc.

Songyan Li
Chairman

AGFEED INDUSTRIES, INC.

1095 Qing Lan Avenue
Economic and Technical Development Zone
Nanchang City, Jiangxi Province
China, 330013

_________________________________________

NOTICE OF ANNUAL MEETING

To be Held on June 3, 2008

__________________________________________

The 2008 annual meeting of stockholders of AgFeed Industries, Inc., a Nevada corporation, will be held in TheTimesCenter Hall, located at 242 West 41st Street, New York, New York, 10018, on June 3, 2008 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof, for the following purposes:

1.	To elect our board of directors to serve until our 2009 annual meeting of stockholders, or such later time as their successors may be elected and are qualified;

2.	To consider and act upon a proposal to approve our 2008 Long-Term Incentive Plan; and

3.	To transact such other business as may properly come before the meeting.

Our board of directors has fixed the close of business on April 14, 2008 as the record date for determining the holders of our common stock entitled to notice of the meeting, as well as for determining the holders of our common stock entitled to vote at the meeting.

Please read the accompanying proxy statement and proxy card for information on the annual meeting and voting.

By Order Of The Board Of Directors

Feng Zhou
Vice President and Secretary

Nanchang City, China
April 29, 2008

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS CAN VOTE BY WRITTEN PROXY CARD. MANY "STREET NAME" STOCKHOLDERS ALSO CAN VOTE VIA TOUCHTONE TELEPHONE, OR VIA THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD PROVIDED BY YOUR BROKER. AND, OF COURSE, YOU MAY VOTE IN PERSON AT THE MEETING IF YOU SO CHOOSE.

AGFEED INDUSTRIES, INC.

1095 Qing Lan Avenue
Economic and Technical Development Zone
Nanchang City, Jiangxi Province
China, 330013

PROXY STATEMENT

2008 Annual Meeting of Stockholders

June 3, 2008

The board of directors of AgFeed Industries, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held in TheTimesCenter Hall, located at 242 West 41st Street, New York, New York, 10018, on June 3, 2008 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof.  The attached notice of annual meeting, this proxy statement, the enclosed proxy card, and our annual report on Form 10-K for 2007 (which is not part of the proxy soliciting materials) are being sent to all holders of record of our common stock entitled to receive such materials and vote on or about April 29, 2008.

Frequently Asked Questions About The Annual Meeting

Q:	What will be voted on at the annual meeting?
A:
We are aware of two items to be voted on by stockholders at the annual meeting:

•  Election of five directors (Proposal 1):   Songyan Li, Junhong Xiong, Lixiang Zhang, Frederic W. Rittereiser and Arnold Staloff; and

•  2008 Long-Term Incentive Plan (Proposal 2):   To consider and act upon a proposal to approve the Company’s 2008 Long-Term Incentive Plan.

Q:	Does AgFeed have a recommendation on voting?
A:	Yes. The board of directors recommends that you vote “FOR” each of Proposals 1 and 2 set forth in the attached proxy card.
Q:	Who is entitled to vote at the meeting?
A:
Holders of record of our common stock at the close of business on April 14, 2008 are eligible to vote at the annual meeting. On April 14, 2008, there were 29,558,091 shares of common stock outstanding.

Q:	What shares can I vote?
A:	You may vote all shares owned by you as of April 14, 2008. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.
Q:	How many votes will I have?
A:	Holders of our common stock will have one vote for each share held of record on April 14, 2008.
Q:	What is the difference between record ownership and beneficial ownership?
A:	Most stockholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

You are the record owner of shares if those shares are registered directly in your name with our transfer agent. The transfer agent for our common stock is Interwest Transfer Company, Inc. As the record holder of shares, you may vote such shares in person at the annual meeting or grant your voting proxy directly by completing the enclosed proxy card.

You are the beneficial owner of shares if you hold those shares in “street name” through a stockbroker, bank, trustee or other nominee. If you are a beneficial owner, these proxy materials are being sent to you through your stockbroker or other nominee together with a voting instruction card. In order to vote, you must complete the voting instruction card provided by your stockbroker or other nominee to direct the record holder how to vote your shares or obtain a valid proxy from the stockbroker or other nominee who is the record owner of your shares giving you authority to vote your shares in person at the meeting.

Q:	How do I vote?
A:	You can vote on matters that come before the meeting in two ways:

•  You can come to the annual meeting and vote in person; or

•  You can vote by filling out, signing and returning the proxy card or voting instruction card.

If you wish to vote at the annual meeting, and you are a beneficial owner of your shares, you must have a legal proxy in your favor executed by the stockbroker or other nominee who is the record owner.

Whether or not you plan to attend the annual meeting in person, please fill in and sign the enclosed proxy card or instruction card and return it promptly.

Q:	Can I revoke my proxy?
A:	Yes. You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the annual meeting. There are three ways to revoke your proxy:

•  You may send in another proxy card with a later date;

•  You may notify Feng Zhou, our corporate secretary, in writing before the annual meeting that you have revoked your proxy; or

•  You may vote in person at the annual meeting.

Q:	What Vote Is Required to Approve Each Proposal?
A:
•  Election of five directors (Proposal 1).   The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

•  Approval of the proposal to adopt our 2008 Long-Term Incentive Plan (Proposal 2).  The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on the subject matter is required to approve the proposal to adopt our 2008 Long-Term Incentive Plan.

In order to have a valid stockholder vote, a stockholder quorum must exist at the annual meeting.  A quorum will exist when stockholders holding a majority of the issued and outstanding shares of our common stock are present at the meeting, either in person or by proxy.  Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the annual meeting.  With respect to the election of directors (Proposal 1), abstentions will not be counted in the calculation of the vote. With respect to the proposal to approve our 2008 Long-Term Incentive Plan (Proposal 2), abstentions will have the effect of negative votes.  Broker non-votes will not be counted in the calculation of the votes with respect to the proposal to approve our 2008 Long-Term Incentive Plan (Proposal 2). Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals and the beneficial owner has not instructed the broker how to vote on these proposals.

Q:	How will my proxy be voted?
A:
Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted on the proxy card. If you sign and return the proxy card but do not make specific choices, the proxy holders named in the proxy card will vote your shares “FOR” the election of all nominees for director recommended by the board and listed on the proxy card. Junhong Xiong and Feng Zhou, our chief executive officer and corporate secretary, respectively, have agreed to act as proxy holders.

Q:	Who counts the votes cast at the annual meeting?
A:
Interwest Transfer Company, Inc., our transfer agent and registrar, acting as the inspector of election, will tabulate votes at the annual meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or abstaining from voting, for the election of directors.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

Our charter documents require our entire board of directors to be elected annually. Our board has designated the persons listed below as candidates for election. Each is currently serving as a director. Unless otherwise specified in the proxy card, the proxies solicited by the board will be voted “FOR” the election of these candidates. In case any of these candidates becomes unavailable to stand for election to the board, an event that is not anticipated, the proxy holders will have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the annual meeting expire at the 2009 annual meeting or as soon thereafter as their successors are duly elected and qualified. The board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Five directors will be standing for election at the annual meeting. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of our company.

The board unanimously recommends a vote “FOR” the election of each nominee listed below.

Songyan Li , PhD	41
Dr. Li has served as Chairman of our board of directors since December 2006. Dr. Li served as Chairman of the Boards of Nanchang Best and Shanghai Best from July 2004 to December 2006. As one of the original founders of Nanchang Best, Mr. Li served as the Manager of the Technical Research and Development Department of Nanchang Best from 1995 to July 2004. Prior to that, he worked as the Technical Manager in Guangxi Peter Hand Premix Feed Company, a Chinese subsidiary of global animal nutrition conglomerate Provimi S.A. from 1991 to 1994. He received his Ph.D. in Animal Nutrition from Nanjing Agricultural University in 2004.

Junhong Xiong	37
Mr. Xiong has served as our Chief Executive Officer and Vice Chairman since November 2006. Mr. Xiong has also served as Chief Executive Officer of Nanchang Best since its founding in 1995. Prior to that, Mr. Xiong worked for Guangzhou Huashi Animal Nutritionals Company as a sales representative, sales manager, and head of marketing from 1993 to 1995. He was a technician at the Chongming Progressing Farm Company in Shanghai from 1992 to 1993. Mr. Xiong graduated from Animal Husbandry & Veterinary College in Jiangxi Agricultural University and received a Bachelors Degree in 1992.

Lixiang Zhang, PhD	41
Dr. Zhang has served as a director since May 2007. Dr. Zhang is a leading expert in animal nutritional science and management consulting in China. Dr. Zhang is a Professor of Agricultural Management and has served as the Assistant Dean of the College of Agricultural Development at Renmin University of China since July 2003. Prior to that, Dr. Zhang was a PhD candidate in Management Science of the School of Business at Renmin University of China from July 2000 to July 2003. In addition, Dr. Zhang served as the Assistant Dean of the Social Sciences Department of Jinan University and the Director of the Strategic Planning Institute of Jinan

University from July 1990 to July 2000. Also, Dr. Zhang served as President of the Magazine House of Public Relations Journal. In 2006, Dr. Zhang was awarded the title of Excellent Teacher by Renmin University. In 2005, he was named a Top Ten Enterprise Strategist by the Chinese government. In 2004, Dr. Zhang was named a Top Ten Best Management Consulting Expert by the Chinese Government. In 2002, he was awarded the top prize for Innovative Management Science by the Chinese Ministry of Commerce. Dr. Zhang has authored over 60 books and articles on the topics of agricultural science and management science. He has conducted management training programs for global companies including SONY, Panasonic, General Motors, Motorola, China Life Insurance, China Telecom among others. Dr. Zhang received a PhD in Management Science from Renmin University in 2003.

Fredric W. Rittereiser	71
Mr. Rittereiser has served on our board of directors since November 2007. From October 1996 until retiring in 2002, Mr. Rittereiser served as Chairman of the Board and Chief Executive Officer of Ashton Technology Group, Inc., a company that develops and commercializes online transaction systems for the financial industry.

Arnold Staloff	63
Mr. Staloff has served on our board of directors since November 2007. From December 2005 to May 2007, Mr. Staloff served as Chairman of the Board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as President and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Mr. Staloff serves as a director for Lehman Brothers Derivative Products Inc., a derivative product company that serves as an intermediary for over-the-counter transactions.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Composition of the Board

Our board of directors oversees our business and affairs and monitors the performance of management. Management is responsible for the day-to-day operations of our company. As of the date of this proxy statement, our board has five directors.

We held nine board meetings in 2007. Each director attended at least 75% of all board and applicable committee meetings. We strongly encourage our board of directors to attend our annual meeting of stockholders.

Our board has determined that each of Dr. Lixiang Zhang, Mr. Fredric W. Rittereiser and Mr. Arnold Staloff are independent directors within the meaning of applicable NASDAQ Stock Market and Securities and Exchange Commission rules.

Committees of the Board

Our board of directors has established an audit committee, a compensation committee and a nominating committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees is comprised of three independent members of the board.

Audit Committee.  The audit committee is responsible for recommending independent auditors for selection by the board of directors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring our financial policies and internal control procedures, and reviewing and monitoring the provisions of non-audit services performed by our independent auditors.  Our board of directors has made an affirmative determination that each member of the audit committee (a) is an “independent director” as that term is defined by NASDAQ Marketplace Rules and (b) satisfies NASDAQ Marketplace Rules relating to financial literacy and experience. Since November 2007, the members of the audit committee have been Mr. Staloff (Chair), Mr. Rittereiser and Dr. Zhang.  From May 2007 to November 2007, the audit committee members were Robert Masucci (Chair), John Egan, Jr. and Dr. Zhang.  The audit committee met three times during 2007. Our board of directors has adopted a written audit committee charter, a copy of which may be viewed on the Board and Advisors page of the Management section of our website located at www.agfeedinc.com or a printed copy may be obtained by making a written request to Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013.

Compensation Committee.  The compensation committee is responsible for recommending compensation arrangements for our executive officers; evaluating the performance of our chief executive officer; and administering our compensation plans. Since November 2007, Mr. Staloff (Chair), Mr. Rittereiser and Dr. Zhang have served as members of the compensation committee. From May 2007 to November 2007, the compensation committee members were Mr. Masucci (Chair), Mr. Egan and Dr. Zhang.  All members of the compensation committee are independent under the standards for independence established by the applicable NASDAQ Marketplace Rules. The compensation committee did not meet during 2007. Our board of directors has adopted a written compensation committee charter, a copy of which may be viewed on the Board and Advisors page of the Management section of our website located at www.agfeedinc.com or a printed copy may be obtained by making a written request to Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013.

Nominating Committee.  The nominating committee is responsible for reviewing and recommending directors to be nominated to the board of directors.  All members of the nominating committee are independent under the standards for independence established by the applicable NASDAQ Marketplace Rules. The current members of the nominating committee are Mr. Rittereiser (Chair), Mr. Staloff and Dr. Zhang. From May 2007 to November 2007, the compensation committee members were Mr. Egan (Chair), Mr. Masucci and Dr. Zhang.  The nominating committee did not meet during 2007. The nominating committee acts under a written charter adopted by our board of directors (a copy of which may be viewed on the Board and Advisors page of the Management section of our website located at www.agfeedinc.com or a printed copy may be obtained by making a written request to Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013).

Audit Committee Financial Expert

The board of directors has an audit committee, which is comprised of Dr. Zhang and Messrs. Staloff and Rittereiser. The board has examined the composition of the audit committee in light of the listing standards of the Nasdaq Stock Market and the regulations under the Securities Exchange Act of 1934 applicable to audit committees. Based upon this examination, the board of directors has determined that each of the audit committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Mr. Staloff qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Procedure for Stockholder Nominations of Directors

Nominations for the election of directors may only be made by the board of directors in consultation with its nominating committee. A stockholder of record may recommend to the committee a candidate for consideration as a nominee. The committee will consider a stockholder nominee only if a stockholder gives written notice to Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue,

Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013 not later than 120 days prior to the anniversary of the mailing of the proxy statement for the prior year's annual meeting of stockholders.  Each such notice must include the name, address and telephone number of the potential nominee; a detailed biography of the potential nominee; and evidence of stock ownership by the presenting stockholder, including the number of shares owned. Nominees properly proposed by eligible stockholders will be evaluated by the nominating committee in the same manner as nominees identified by the committee. To date, no stockholder or group of stockholders has put forth any director nominees.

Stockholder Communications

Our stockholders may communicate directly with the members of the board of directors or individual members by writing directly to it or them, care of Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013.  Stockholders are required to provide appropriate evidence of their stock ownership with any communications. Communications received in writing are distributed to our board or to individual directors as appropriate depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

We have adopted a code of conduct that applies to our chief executive officer, chief financial officer, controller and all of our other officers, employees and directors, a copy of which may be viewed in the Management section of our website located at www.agfeedinc.com or obtained by making a written request to Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013.

Business Relationships and Related Party Transactions

During September and October, 2006, Leader Industrial Development, Corp., a company controlled by Mr. Sheng Zhou, brother of Mr. Feng Zhou, our vice president, financial controller and secretary, provided $300,000 to our subsidiary, Nanchang Best Animal Husbandry Co., Ltd. ("Nanchang Best"), to pay legal and accounting fees and other costs related to our share exchange transaction that occurred in October 2006. In exchange for this financing, 1,756,800 shares of Nanchang Best’s common stock were issued to Leader Industrial Development, Corp. These shares were converted into 4,193,355 shares of our common stock in the share exchange transaction. In April 2007, Leader Industrial Development, Corp. transferred shares of our common stock to Good Energy Enterprise Ltd. The principal owner of Good Energy Enterprise Ltd. is Mr. Chang Jian Sheng, the brother-in-law of Mr. Sheng Zhou.

In December 2006, Sunrise Capital International loaned us approximately $1,146,667 for use in our purchase of Guangxi Huijie Sci. & Tech. Feed Co., Ltd. This loan accrued interest at a rate of 7% per annum. Mr. Sheng Zhou is a director of Sunrise Capital International, which is owned by his sister-in-law, Ms. Chun Mei Chang. We repaid this loan in full in March 2007.

During the years ended December 31, 2006 and 2005 and the three months ended March 31, 2007, we had sales to related parties aggregating approximately $170,000, $82,000 and $77,054, respectively. These sales were of raw materials and finished feed goods for resale. Mr. Junhong Xiong, our chief executive officer, owns a majority interest in the five companies we sold products to during 2006 and 2007. As of March 31, 2007, these other entities had a balance due to us in the amount of $93,187 for products that we sold to them.

During the second quarter of 2007, Mr. Xiong sold all of his ownership interest in the above companies to unaffiliated companies that supply products to us. Subsequent to these sale transactions, we have not had sales to related parties.

During the years ended December 31, 2006 and 2005 and the three months ended March 31, 2007, we made purchases of raw materials and finished feed goods for resale from Nanchang Tiandiren Tech. Development Co., Ltd., a company in which Mr. Xiong holds a majority interest, aggregating approximately $700, $1,800 and $9,284, respectively.

Prior to consummation of the share exchange transactions in October 2006, three managers of Guangxi Huijie provided personal funds from time to time to fund its business in the aggregate amount of approximately $755,000. Advances to and from related parties and shareholders were non-interest bearing and were payable or receivable on demand. At December 31, 2006, there were advances from related parties and shareholders of approximately $738,000. By the end of March 2007, these amounts were all repaid to these individuals. We no longer accept advances from our executive officers, directors or other related parties.

At December 31, 2006, there were advances aggregating approximately $924,517 made to five entities in which Mr. Xiong holds a majority interest - Beijing Best Animal Husbandry Co., Ltd., Nanchang Tiandiren Tech. Development Co., Ltd., Jiangxi Best Animal Anti-Disease Co., Ltd., Guangzhou Best Animal Husbandry Co., Ltd. and Jiujiang Best Hog Farm.  These advances were all made prior to October 31, 2006, the closing date of our share exchange transaction.  By the end of March 2007, these amounts were all repaid to us. We no longer make loans or advances to executive officers, directors or other related parties.

On January 17, 2008, our board authorized and approved the establishment of an AgFeed Advisory Board.  In connection with the establishment of the Advisory Board, the board entered into a relationship with Mr. Robert Rittereiser pursuant to which the board elected Mr. Rittereiser to serve as Chairman of our Advisory Board.  In recognition of this new relationship, our board granted Mr. Rittereiser an option to purchase up to 25,000 shares of our common stock at an exercise price of $9.31 per share.  The option has a term of five years and vested in three equal annual installments on the first, second and third anniversary of their grant date.  Mr. Rittereiser is the former chief financial officer and chief administrative officer of Merrill Lynch, former president and chief executive officer of EF Hutton & Co., and former chairman and chief executive officer of the Wall Street firm Gruntal Financial LLC. Mr. Rittereiser has also served as an Industry Director for the Depository Trust Co., The National Securities Clearing Corp., and the Chicago Board of Options Exchange. In addition, he is the former vice chairman of the Securities Industry Association.  Mr. Rittereiser is the brother of our director, Fredric Rittereiser.

 Related Party Transaction Approval Policy.

It is our policy that the audit committee review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. If advance approval is not feasible, the audit committee must approve or ratify the transaction at the next scheduled meeting of the committee. Transactions required to be disclosed pursuant to Item 404 include any transaction between AgFeed and any officer, director or certain affiliates of AgFeed that has a value in excess of $120,000. In reviewing related party transactions, the audit committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to AgFeed, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to AgFeed.

EXECUTIVE OFFICERS

Our executive officers, in addition to Mr. Xiong, are listed below:

Liangfan Yan	54
Mr. Yan has served as our chief financial officer since 2006. Mr. Yan has almost two decades of accounting and auditing experience.  Prior to joining AgFeed, Mr. Yan served as financial controller for the New Hope Group, China's No. 1 animal nutrition company with almost US$2 billion in annual sales from 2001 to 2006. Prior to New Hope, he was a senior manager at a major accounting firm in Chengdu, China. Mr. Yan is a registered CPA and holds a BA degree in accounting from the Correspondence College of Economics in Beijing.

Feng Zhou	39
Mr. Zhou has served as our vice president, financial controller and corporate secretary since our founding in 1995. Prior to 1995, he worked at Guangzhou Huashi Industries for two years as a sales representative. Mr. Zhou received his bachelor degree in Animal Nutrition in 1992 from Jiangxi Agricultural University and upon graduation worked at Shanghai Daying Industry as a technician from July 1992 through October 1993. He obtained his EMBA degree from Tsinghua University in 2004, one of China's top business schools.

Zhengru Xiong	39
Mr. Xiong has served as our Vice President of Technical Operations since our founding in 1995.  He is the current Chairman of Jiangxi Province Hog Farm Association. He graduated from Jiangxi Agricultural University in 1992 with a Bachelor's Degree in Animal Farming and from 1992 through 1994 he worked at Jiangxi Agricultural and Technology Company as a section chief. Mr. Xiong has an EMBA degree from Tsinghua University, one of China's top business schools.

Jinfeng Yuan	28
Dr. Yuan has served as our Vice President of Technology since joining AgFeed in 2006.  Dr. Yuan earned a Ph.D. degree in animal genetics from Huazhong Agricultural University and the University of Cambridge. He has studied at the PIC (the international leader in providing genetically superior pig breeding stock) research lab at the University of Cambridge, Tianzhong Breeder Pig Company (one of China's top breeder hog companies) and the World Wildlife Fund (WWF) China.

Yunlin Zheng	39
Mr. Zheng has served as our Vice President of Marketing since February 2007.  From September 2003 to February 2007, he was the general manager of Nanchang Best.  Prior to his appointment as general manager, he held various senior positions including sales manager and deputy general manager of Nanchang Best since our founding in 1995.  Mr. Zhou received his bachelor degree in Animal Nutrition in 1992 from Jiangxi Agricultural University and upon graduation teached Animal Nutrition courses in Jiangxi Agricultural University until 1995.  He obtained his EMBA degree from Tsinghua University in 2004, one of China's top business schools.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of April 25, 2008, concerning (a) each person that is known to us to be the beneficial owner of more than 5% of AgFeed’s common stock; (b) each of our named executive officers; (c) each director; and (d) all of the directors and executive officers as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of April 25, 2008 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(2)
Good Energy Enterprise Ltd. 601 #1 Gate, 9th Building Shangyin-Yuan, Star River Panyu District Guangzhou, China 510000 (3)	2,228,541		7.54%
Directors and Named Executive Officers
Junhong Xiong	4,036,074		13.65%
Feng Zhou	1,885,674		6.40%
Zhengru Xiong	1,885,674		6.40%
Yunlin Zheng (4)	1,885,674		6.40%
Songyan Li	1,766,328		5.98%
Fredric W. Rittereiser (5)	2,100	(6)	*
Arnold Staloff (7)	1,000		*
Liangfan Yan	0		*
Lixiang Zhang	0		*

All officers and directors as a group (10 persons)	11,462,524		38.78%

*	Less than 1 percent

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o AgFeed, 1095 Qing Lan Avenue, Economic and Technical Development Area, Nanchang City, Jiangxi Province, China 330013.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)	Chang Jian Sheng (neither an officer or director of registrant) has the voting and dispositive rights over the shares held by Good Energy Enterprise Ltd.

(4)	The address of Yunlin Zheng is Room 408, Dong Keyuan East Area, Building 4, Jiangxi Agricultural University, Economic and Technical Development Area, Nanchang City, Jiangxi Province, China 330045.

(5)	Mr. Rittereiser's address is 20 Maple Street, Toms River, NJ 08753 U.S.A.

(6)	The shares reported include 2,000 shares held by Mr. Rittereiser's daughter. Mr. Rittereiser disclaims beneficial ownership of such shares.

(7)	Mr. Staloff's address is 1605 Mayflower Lane, Cherry Hill, NJ 08003 U.S.A.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of each individual who served at any time during 2007 as our principal executive officer. We have also included the compensation of our next two most highly compensated officers who were serving as our executive officers as of December 31, 2007 (other than the principal executive officer). We refer to each of the individuals named in the table below as “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Total Compensation
Junhong Xiong Chief Executive Officer	2007	$13,000	$5,000	$18,000
Liangfan Yan Chief Financial Officer	2007	$11,000	$5,000	$16,000
Feng Zhou Vice President, Financial Controller and Secretary	2007	$11,000	$5,000	$16,000

Narrative Disclosure to Summary Compensation Table.

We have no employment agreements with our named executive officers.  For 2007, the only compensation paid to our named executive officers was salary and cash bonuses  In the future, named executive officers may be eligible to receive other forms of compensation.

Director Compensation

The following table provides information concerning the compensation of our non-executive directors for the period from January 1, 2007 through December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards		Total
Songyan Li, Chairman	$20,000	--		$20,000
Robert N. Masucci	$25,000	12,000	(1)	$25,000
John J. Egan Jr.	$20,000	10,000	(1)	$20,000
Lixiang Zhang	$15,900			$15,900
Arnold Staloff	--	10,000	(2)	$957	(2)
Fredric Rittereiser	--	10,000	(2)	$957	(2)

(1)
The options awarded to Messrs. Masucci and Egan had an exercise price of $5.30 per share and were scheduled to become exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of their grant.  However, each of Messrs. Masucci and Egan resigned from the board on November 21, 2007.  At that time, none of their options had vested and, in connection with their resignation such options terminated.

(2)
The options awarded to Messrs. Staloff and Rittereiser have an exercise price of $8.85 per share and become exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of their grant, November 15, 2007. The values of the option awards are based on the amount recognized for financial statement reporting purposes in 2007 computed in accordance with FAS 123R (disregarding any estimates of forfeitures related to service-based vesting conditions). See Note 7 of the consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying the valuation of stock option grants.

Narrative to Director Compensation Table.

On May 15, 2007, Messrs. Masucci and Egan and Dr. Zhang joined the board of directors as independent directors, satisfying the definition of “independence” as defined in Rule 4200 of the NASDAQ Rules.  Messrs. Masucci and Egan resigned on November 21, 2007 and on November 23, 2007 Messrs. Rittereiser and Staloff were appointed to fill the vacancies. We agreed to pay the following annual compensation to our independent directors.  Mr. Staloff is entitled to receive $50,000 in cash per year, paid in equal quarterly installments.  This fee includes $10,000 for serving as Chairman of the audit committee.  Mr. Rittereiser is entitled to receive $40,000 in cash per year, paid in equal quarterly installments.  In addition, each of Messrs. Staloff and Rittereiser received options to purchase 10,000 shares of our common stock, expiring on November 15, 2010, at an exercise price of $8.85 per share, with a three year vesting schedule.

In consideration of their service on our board from May 2007 until November 2007, Mr. Masucci was paid $25,000 in cash and received options to purchase 12,000 shares of our common stock at $5.30 per share and Mr. Egan was paid $20,000 in cash and received options to purchase 10,000 shares of our common stock at $5.30 per share. None of those options became vested and, thus, terminated upon their resignations.

PROPOSAL NUMBER TWO
APPROVAL OF AGFEED INDUSTRIES, INC. 2008 LONG-TERM INCENTIVE PLAN

We propose to adopt the AgFeed Industries, Inc. 2008 Long-Term Incentive Plan (the "2008 Plan").  The complete text of the 2008 Plan (as proposed to be amended and restated as described below) is attached as Appendix A to this proxy statement.  To the extent the summary description below differs from the 2008 Plan text attached in Appendix A, the text of the 2008 Plan governs the terms and provisions of the 2008 Plan.

The 2008 Plan is designed to advance our interests and those of our stockholders by providing incentives to certain employees and individuals who perform services for us.  The 2008 Plan will be administered by the compensation committee, upon consultation with management and the Board as appropriate, which will have the exclusive power to select the eligible persons to be granted awards under the plan, to determine the type, size, terms and conditions of any awards that have been granted, to determine the time when awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of awards to eligible persons located outside the United States and to prescribe the form of the agreements evidencing awards made under this plan.

The compensation committee will also have the authority to interpret the 2008 Plan and the awards granted under the plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2008 Plan, including the reconciliation of any defect, omission or inconsistency in the plan or in any award made under the plan.  The compensation committee may also, in its sole discretion, determine whether a participant has terminated employment with, or ceased to perform services for, us and the effect, if any, such termination shall have on any award granted under the 2008 Plan.

Any awards under the 2008 Plan will be at the discretion of the compensation committee.  The compensation committee has not approved any awards that are conditioned on stockholder approval of this proposal.

The board has adopted the 2008 Plan subject to stockholder approval of the 2008 Plan.  Absent such approval, the 2008 Plan will not become effective.  Therefore, it is not possible at present to determine the amount or form of any award that will be granted or available for grant to any person in the future.  Because AgFeed's executive officers and directors are eligible to receive awards under the 2008 Plan, they may be deemed to have a personal interest in the adoption of this proposal.

The principal components of the 2008 Plan are as follows:

Types of Awards.  The 2008 Plan authorizes the following awards, each of which may be granted alone or in any combination thereof:  (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance grants and (vi) other share-based awards deemed by the compensation committee, in its discretion, to be consistent with the purposes of the 2008 Plan.

Participation.  Consistent with the purposes of the 2008 Plan, the compensation committee will have exclusive power to select the persons who may participate in this plan and may grant awards under the plan to full or part-time employees or other individuals who perform services for the Company or a parent, subsidiary or affiliate, including, without limitation, directors who are not employees and consultants and independent contractors who perform services for the Company or a parent, subsidiary or affiliate.

Maximum Number of Shares that May be Issued/Award Limitations.  The maximum aggregate number of our common shares available for issuance under Awards granted under the 2008 Plan, including "incentive stock options," will be 1,000,000. Pursuant to the terms of the 2008 Plan and subject to possible adjustments provided for in the plan, no eligible person may receive in any one fiscal year:  (i)

stock options or stock appreciation rights for more than 200,000 common shares; (ii) performance grants (denominated in common shares) for more than 300,000 common shares; and (iii) performance grants (denominated in cash) for more than $300,000.  If any award terminates, lapses, is forfeited or cancelled, or is otherwise settled without the delivery of the full number of common shares underlying the award, including common shares withheld to satisfy tax withholding obligations, then the common shares underlying the award, to the extent of any such forfeiture, termination, lapse, cancellation, payment, etc., shall again be, or shall become available for issuance under the 2008 Plan; provided, however, that common shares (i) delivered in payment of the exercise price of a stock option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to a stock option or stock appreciation right, will not be available again for issuance under the 2008 Plan.

Stock Options.  Our 2008 Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of stock; provided that incentive stock options may only be granted to eligible persons who are our employees or employees of any parent or subsidiary of the Company within the meaning of Code Sections 424(e) and (f), including a subsidiary which becomes such after adoption of the 2008 Plan.  Our compensation committee determines the number of shares which are to be subject to each stock option and establishes the exercise price at the time each option is granted.  The 2008 Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified stock options, will not be less than the fair market value of a share of AgFeed common stock on the date the option is granted and that the term of the option may not exceed ten years from the grant date.  The exercise price of an incentive stock option exercisable for the first time by an employee during any calendar year may not exceed $100,000 or such other amount as specified by the Code.

In the case of stock options granted to an employee or of any parent or subsidiary of the Company who owns more than ten percent of the voting power of all classes of Company stock or that of any parent or subsidiary of the Company, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the grant date, and the term of the option may not exceed five years from the grant date.

Stock Appreciation Rights.  An award of stock appreciation rights entitles the holder to exercise such award and to receive, without payment to AgFeed, the number of shares having an aggregate value equal to the excess of the fair market value of one common share, at the time of such exercise, over the exercise price, times the number of common shares subject to the award, or portion thereof, that is so exercised.  A stock appreciation right shall have an exercise price of no less than the fair market value of shares covered by the right on the date of grant and shall not be exercisable after the expiration of ten years from the date it is granted.  The terms of a stock appreciation right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the stock appreciation right, or such other date as specified by the compensation committee, if at such time such stock appreciation right has a positive value.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units may also be granted under our 2008 Plan. The standard vesting schedule applicable to awards of restricted stock and restricted stock units shall provide for vesting of such awards, in one or more increments, over a service period of no less than three years; provided, however, this limitation shall not adversely affect a participant’s rights under another plan or agreement with the company.  A recipient of restricted stock will have the right to vote such shares and to receive dividends or other distributions made or paid with respect to such shares.  The compensation committee may also grant associated awards of dividend equivalents to recipients of restricted stock units.

Performance Grants.  Our compensation committee may grant performance grants to eligible persons in the form of cash, shares or any other form of award issuable under the 2008 Plan (or any combination thereof).  The compensation committee will have the sole and complete authority to determine the value of any performance grant to be awarded, the performance period, and the performance criteria to be satisfied within the award period. In relation to any performance grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.  Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the committee.

With respect to awards that are intended to be performance-based under Section 162(m) of the Code, our compensation committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures:  cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code, our compensation committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, to exclude the effect of any of the following occurrences: the impairment of tangible or intangible assets, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructurings, including, but not limited to, reductions in force and early retirement incentives, currency fluctuations, and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management's discussion and analysis of financial condition and results of operations or the financial statements or notes thereto appearing in AgFeed's annual report for the applicable period.

In addition, the compensation committee may, in its sole discretion, establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant and may also retain the discretion to reduce the amount of a performance grant to an eligible person if it concludes that such reduction is necessary or appropriate.

Other Share-Based Awards.  Other share-based awards may also be granted under the 2008 Plan.  An "Other Share-Based Award" consists of any right that is not an award described above; and an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by our compensation committee to be consistent with the purposes of the 2008 Plan.  Subject to the terms of the 2008 Plan and any applicable award agreement, the compensation committee will determine the terms and conditions of any such Other Share-Based Award.

Section 409A. To the extent any awards under our 2008 Plan are subject to Section 409A of the Code, it is intended that the award will be designed, administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto, as more fully described in the 2008 Plan.

Transferability.  No awards granted under the 2008 Plan or any right thereto will be assignable or transferable by a participant except by will or by the laws of descent and distribution; provided, however, the compensation committee may permit a transfer to a "permitted transferee," as defined in the 2008 Plan.

Deferred Payment of Awards.  The payment of awards granted pursuant to the 2008 Plan may, in certain instances, be deferred until a later date, at the compensation committee’s sole discretion, in accordance with the provisions of Section 409A, and the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral will be permitted with respect to options or stock appreciation rights.

Amendment or Substitution of Awards.  Our compensation committee may amend or modify any outstanding award granted under our 2008 Plan in its discretion in any manner that it deems appropriate, so long as the committee could grant such amended or modified award under the terms of the plan at the time of such amendment or modification and provided that no such amendment or modification shall:  (i) accelerate the vesting or exercisability of any Awards other than in connection with a participant's death, disability, retirement or a change in control or other transaction contemplated by the 2008 Plan; provided further, the foregoing limitation shall not apply to (A) Awards for up to five percent (5%) of the aggregate number of common shares authorized for issuance under the 2008 Plan, or (B) any performance grant the payment of which remains contingent upon the attainment of the performance goal; or (ii)  adversely affect in a material manner any right of a participant under the awards without his or her written consent.  Notwithstanding, our compensation committee is authorized to modify, amend or terminate any or all of the provisions of an award to the extent necessary to conform the provisions of the award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination will adversely affect the rights of a participant.  Our compensation committee may also, in its discretion, permit award holders to surrender outstanding awards in order to exercise or realize the rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the 2008 Plan.

Dilution and Other Adjustments.  In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities of the company or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other AgFeed securities, issuance of warrants or other rights to purchase shares or other AgFeed securities or other similar corporate transaction or event affects the shares of the company such that the compensation committee determines that an adjustment is necessary to prevent dilution of the outstanding shares or enlargement of the benefits or potential benefits intended to be made under the 2008 Plan, then the compensation committee will have the authority to make certain equitable terminations and/or adjustments to the 2008 Plan and awards made thereunder, including:  (i) the authority to adjust the aggregate and/or individual maximum number of shares that may be granted under the 2008 Plan; (ii) the authority to provide for an equivalent award or substitute award in respect of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) the authority to provide for a cash payment to the holder of an outstanding award, provided that such payment complies with the Code and treasury regulations issued thereunder.

Plan Amendment or Suspension. The 2008 Plan may be amended or suspended in whole or in part at any time from time to time by the compensation committee; provided, however, that no such change or amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the compensation committee deems it necessary or desirable to qualify or comply; and provided further that no amendment to the 2008 Plan will adversely affect in a material manner any right of any participant with respect to any award previously granted without such participant’s written consent, except where such amendment is necessary to conform the provisions of the award to Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto.

Plan Termination.  The 2008 Plan will terminate upon the earlier of the following dates or events to occur:  (i) upon the adoption of a resolution of the board terminating the 2008 Plan; or (ii) June 3, 2018, subject to its approval by the stockholders at the 2008 Annual Meeting.

Federal Tax Consequences.  The following is a brief summary of the principal United States federal income tax consequences applicable to our 2008 Plan participants and us, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under our 2008 Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). Our 2008 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options

Options issued under our 2008 Plan and designated as incentive stock options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and we will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the option was exercised. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such "disqualifying disposition" of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options and Stock Appreciation Rights

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similarly to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: the cash received upon the exercise; or if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Restricted Stock

A participant that receives a restricted stock award under our 2008 Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor are we entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date (less the amount, if any, paid for the stock). The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units

Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the common stock underlying the restricted stock units are actually issued to the participant. Upon issuance of common stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock received, and we will be entitled to a corresponding deduction. If the participant is an employee, the participant will be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the common stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the common stock subject to the vested restricted stock units is subsequently issued (even if that the market value of the common stock has increased).

Performance Grants

A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance grant, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance grant is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, we will generally be entitled to a tax deduction in the same amount.

Unrestricted Stock

The tax consequences of receiving common stock pursuant to a stock award under our 2008 Plan is similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize ordinary income equal to the fair market value of the common stock received less any amount paid for common stock.

Limitations on the Company’s Deductions; Consequences of Change of Control

With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. If our stockholders approve our 2008 Plan, we believe that stock options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a "change of control" of AgFeed causes awards under our 2008 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received "excess parachute payments," which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Section 409A

Section 409A of the Code was enacted in October 2004 and became generally effective on January 1, 2008.  Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year.  This is referred to as nonqualified deferred compensation.  Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits.  If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes.  The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A.  If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated  taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax.  Section 409A has no effect on FICA (Social Security and Medicare) tax.

Awards of stock options, stock appreciation rights, restricted stock units and performance units under the Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A.  Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto.   Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible.  Section 409A does not impose any penalties on the Company and does limit the Company's deduction with respect to compensation paid to a participant.

The board unanimously recommends a vote “FOR” Proposal Two
approving the AgFeed Industries, Inc. 2008 Long-Term Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own ten percent or more of our common stock, to file an initial report of beneficial ownership of company stock and reports of changes in beneficial ownership thereafter with the Securities and Exchange Commission. Section16(a) requires these insiders to deliver copies of all reports filed under Section16(a) to us. Based solely on a review of these copies available to us, we believe that directors, officers and ten percent stockholders have complied with all applicable Section16(a) filing requirements for 2007.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Goldman Parks Kurland Mohidin LLP has been selected by the audit committee of our board as the independent registered certified public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2007. This firm has served as independent public accountants for our company since 2006. A representative of Goldman Parks Kurland Mohidin LLP is not expected to be present at the annual meeting.

The following table sets forth fees billed to us by Goldman Parks Kurland Mohidin LLP for professional services rendered for 2007 and 2006:

	2007	2006
Audit Fees	$165,000	$199,000
Audit-Related Fees	$5,800	$0

Total	$170,800	$199,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2007 and 2006, respectively, for the reviews of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by Goldman Parks Kurland Mohidin LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed during the period for fiscal years 2007 and 2006, respectively, for assurance and related services by Goldman Parks Kurland Mohidin LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for due diligence accounting consultation with respect to our registration statements and agreed-upon procedure reports.

The audit committee has considered the compatibility of the non-audit services performed by and fees paid to Goldman Parks Kurland Mohidin LLP in fiscal year 2007 and has determined that such services and fees were compatible with the independence of the accountants. During fiscal year 2007, Goldman Parks Kurland Mohidin LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services. The audit committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent accountants, which approval policy describes the procedures and the conditions pursuant to which the audit committee may grant general pre-approval for services proposed to be performed by our independent accountants. All services provided by our independent accountants, both audit and non-audit, must be pre-approved by the audit committee. Our audit committee has delegated to the chairman of the audit committee the authority to grant pre-approvals of non-audit services provided by Goldman Parks Kurland Mohidin LLP. The decisions of the chairman of the audit committee to pre-approve such a service are required to be reported to the audit committee at its next regularly scheduled meeting.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountant. The audit committee will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to our company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In the performance of its oversight function, the audit committee has met and held discussions with management of AgFeed, who represented to the audit committee that our company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and our company’s independent registered certified public accountants, Goldman Parks Kurland Mohidin LLP. The audit committee also discussed with our company’s independent registered certified public accountants matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees), as currently in effect.

Our company’s independent registered certified public accountants also provided to the audit committee the written disclosures and the letter required by the current version of Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), and the audit committee discussed their independence with the independent registered certified public accountants. In this connection, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2006 by Goldman Parks Kurland Mohidin LLP to AgFeed is compatible with maintaining the independent registered certified public accountants’ independence.

Based upon the reports and discussions described in this report, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AgFeed’s annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Arnold Staloff, Chairman
Fredric Rittereiser
Lixiang Zhang

GENERAL INFORMATION

Stockholder Proposals

In order for a proposal by a stockholder to be included in the proxy statement and proxy for the 2009 annual meeting, we must receive such proposal at our principal executive office, to the attention of Feng Zhou, Secretary of AgFeed Industries, Inc., at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nanchang City, Jiangxi Province, China, 330013 no later than December 31, 2008 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2009 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. Our determination of whether we will oppose inclusion of any proposal in its proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the Securities and Exchange Commission.

Any stockholder who intends to present a proposal at the 2009 annual meeting without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention secretary, not later than February 15, 2009 (which is 45 days prior to the anniversary of the mailing date of this proxy statement) of the intention to present the proposal. Otherwise, we may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by our board and delivered in connection with the meeting.

As of the date of this proxy statement, the board is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to the persons named as proxy holders, Junhong Xiong and Liangfan Yan, our chief executive officer and chief financial officer, respectively, with respect to such matters.

Annual Report

All stockholders of record as of the record date have been sent, or are concurrently herewith being sent, a copy of our annual report for the fiscal year ended December 31, 2007. Such report contains our certified consolidated financial statements and the certified consolidated financial statements of our subsidiaries for the fiscal year ended December 31, 2007.

No Incorporation by Reference

The report of the compensation committee of the board of directors on executive compensation and the audit committee report above are not deemed to be “filed” with the Securities and Exchange Commission, and shall not be incorporated by reference into any of our prior or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference.

Additional Information

Under the Nevada General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the annual meeting.

Beginning on May 1, 2008 a list of holders of record of our common stock as of the record date will be available at our principal executive office during ordinary business hours for examination by any stockholder holding any of our common stock on the record date for any purpose germane to the annual meeting.

Our company will pay the cost of preparing, assembling and mailing the attached letter from our president, notice of annual meeting, this proxy statement, the enclosed proxy card, and the solicitation of proxies. Our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone, via e-mail or by facsimile. We will pay brokers or other persons holding stock in their names or the names of their nominees for their reasonable and customary expenses of forwarding soliciting material to their principals.

We will, upon the written request of any person who is a beneficial owner of our common stock on the record date, furnish without charge a copy of our annual report on Form 10-K for the year ended December 31, 2007, together with the accompanying financial statements. We will also furnish a copy of the exhibits to the annual report, if requested. Such requests should contain a representation that the person requesting this material was a beneficial owner of our common stock on the record date and be sent to the secretary of our company at the address indicated on the first page of this proxy statement.

By Order Of The Board Of Directors

Feng Zhou
Vice President and Secretary

Nanchang City, China
April 29, 2008

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF AGFEED INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AGFEED INDUSTRIES, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 3, 2008 AT 10:00 AM

TheTimesCenter Hall, 242 West 41st Street, New York, New York, 10018

The undersigned stockholder of AgFeed Industries, Inc. (the “Company”) hereby constitutes and appoints Junhong Xiong, Chief Executive Officer of the Company, and Liangfan Yan, Chief Financial Officer of the Company, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in TheTimesCenter Hall, located at 242 West 41st Street, New York, New York, 10018, on Tuesday, June 3, 2008, at 10:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side.

1. Proposal One — Election of Directors

The Board of Directors unanimously recommends a vote FOR all director nominees

Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT To withhold authority to vote for any individual nominee(s), mark this box with an X and the numbered box to the left from the numbered list of nominees
(01) Junhong Xiong	(02) Songyan Li
(03) Lixiang Zhang	(04) Fredric W. Rittereiser
(05) Arnold Staloff

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2. Proposal Two — To approve the AgFeed Industries, Inc. 2008 Long-Term Incentive Plan.

The Board of Directors unanimously recommends a vote FOR Proposal Two

To approve the AgFeed Industries, Inc. 2008 Long-Term Incentive Plan FOR     AGAINST     ABSTAIN

(Continued and to be signed on the reverse side)

The signing stockholder hereby acknowledges receipt of the notice of annual meeting and proxy statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the annual meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

(see reverse side for Elections and Proposals)